Calculation of Filing Fee Tables
S-4
Bank First Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	Other	1,382,979		$ 89,668,147.00	0.0001531	$ 13,728.19
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 89,668,147.00		$ 13,728.19
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,728.19
Offering Note
[1]	(a) The number of shares of common stock, par value $0.01 per share, of Bank First Corporation ("Bank First" and such shares, the "Bank First common stock") being registered is based on an estimate of (i) the number of shares of common stock, par value $1.00 per share, of Centre 1 Bancorp, Inc. ("Centre" and such shares, the "Centre common stock") outstanding as of September 5, 2025 or issuable or expected to be converted or exchanged in connection with the merger of Centre with and into Bank First, collectively equal to 1,503,238, multiplied by (ii) the exchange ratio of 0.9200 of a share of Bank First common stock for each share of Centre common stock. Pursuant to Rule 416, this registration statement also covers additional shares that may be issued as a result of stock splits, stock dividends or similar transactions. In the event the number of shares of common stock required to be issued to consummate the merger described herein is increased after the date this registration statement is declared effective, Bank First Corporation will register such additional shares in accordance with Rule 413 under the Securities Act of 1933, as amended (the "Securities Act"), by filing a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, with respect to such additional shares. (b) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rule 457(f)(2) promulgated thereunder. The maximum aggregate offering price ($89,668,147.00) is the product of (i) the book value per share, as of August 31, 2025, of Centre common stock ($59.65 per share), multiplied by (ii) the estimated maximum number of shares of Centre common stock that may be exchanged or converted in the merger for the securities being registered (1,503,238).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A